CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) dated this 11th day of January, 2016

BETWEEN:

FlikMedia, Inc. of 77 Hookele Street, Kahului, Hawaii 96732

(‘FLKM’)

- AND -

Mark W. Lee of 585a Iao Valley Road, Wailuku, Hawaii 96793

(‘Lee’).

BACKGROUND:

A.	FLKM is of the opinion that Lee has the necessary qualifications, experience and abilities to provide services to FLKM.

B.	Lee is agreeable to providing such services to FLKM on the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, FLKM and Lee (individually the “Party” and collectively the “Parties” to this Agreement) agree as follows:

Services Provided

1.	FLKM hereby agrees to engage Lee to provide FLKM with services (‘the Services’) consisting of:

●	Serve in the capacity of the Company’s interim Chief Financial Officer and Principal Accounting Officer.

2.	The Services will also include any other tasks which the Parties may agree on. Lee hereby agrees to provide such Services to FLKM.

Term of Agreement

3.	The term of this Agreement (the “Term”) will begin on the date of this Agreement and will remain in full force and effect until December 31, 2017, subject to earlier termination as provided in this Agreement. The Term of this Agreement may be extended with the written consent of the Parties.

4.	In the event that either Party wishes to terminate this Agreement, that Party will be required to provide 30 days written notice to the other Party.

Performance

5.	The Parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

6.	Intentionally Blank

Compensation

7.	For the services rendered by Lee as required by this Agreement, FLKM will provide compensation (the “Compensation”) to Lee of $2,500.00 per month.

8.	FLKM will be invoiced every month.

9.	Invoices submitted by Lee to FLKM are due within 10 days of receipt.

10.	Intentionally Blank

Reimbursement of Expenses

11.	Lee will be reimbursed from time to time for reasonable and necessary expenses incurred by Lee in connection with providing the Services under this Agreement.

12.	All expenses must be pre-approved by FLKM.

Penalties for Late Payment

13.	Any late payments will trigger a fee of 1.50% per month on the amount still owing.

Confidentiality

14.	Confidential information (the “Confidential Information”) refers to any data or information relating to FLKM, whether business or personal, which would reasonably be considered to be private or proprietary to FLKM and that is not generally known and where the release of that Confidential Information could reasonably be expected to cause harm to FLKM.

15.	Lee agrees that they will not disclose, divulge, reveal, report or use, for any purpose, any Confidential Information which Lee has obtained, except as authorized by FLKM or as required by law. The obligations of confidentiality will apply during the term of this Agreement and will survive indefinitely upon termination of this Agreement.

16.	All written and oral information and material disclosed or provided by FLKM to Lee under this Agreement is Confidential Information regardless of whether it was provided before or after the date of this Agreement or how it was provided to Lee.

Ownership of Intellectual Property

17.	All intellectual property and related material (the “Intellectual Property”) that is developed or produced under this Agreement, will be the sole property of FLKM. The use of the Intellectual Property by FLKM will not be restricted in any manner.

18.	Lee may not use the Intellectual Property for any purpose other than that contracted for in this Agreement except with the written consent of FLKM. Lee will be responsible for any and all damages resulting from the unauthorized use of the Intellectual Property.

Return of Property

19.	Upon the expiry or termination of this Agreement, Lee will return to FLKM any property, documentation, records, or Confidential Information which is the property of FLKM.

Capacity/Independent Contractor

20.	In providing the Services under this Agreement it is expressly agreed that Lee is acting as an independent contractor and not as an employee. Lee and FLKM acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service.

Notice

21.	All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties of this Agreement as follows:

a.	FlikMedia, Inc.
77 Hookele Street
Kahului, Hawaii, 96732

b.	Mark W. Lee
585a Iao Valley Road
Wailuku, Hawaii, 96793

or to such other address as any Party may from time to time notify the other.

Indemnification

22.	Except to the extent paid in settlement from any applicable insurance policies, and to the extent permitted by applicable law, each Party agrees to indemnify and hold harmless the other Party, and its respective affiliates, officers, agents, employees, and permitted successors and assigns against any and all claims, losses, damages, liabilities, penalties, punitive damages, expenses, reasonable legal fees and costs of any kind or amount whatsoever, which result from or arise out of any act or omission of the indemnifying party, its respective affiliates, officers, agents, employees, and permitted successors and assigns that occurs in connection with this Agreement. This indemnification will survive the termination of this Agreement.

Dispute Resolution

23.	In the event a dispute arises out of or in connection with this Agreement, the Parties will attempt to resolve the dispute through friendly consultation.

24.	If the dispute is not resolved within a reasonable period then any or all outstanding issues may be submitted to mediation in accordance with any statutory rules of mediation. If mediation is unavailable or is not successful in resolving the entire dispute, any outstanding issues will be submitted to final and binding arbitration in accordance with the laws of the State of Hawaii. The arbitrator’s award will be final, and judgment may be entered upon it by any court having jurisdiction within the State of Hawaii.

Modification of Agreement

25.	Any amendment or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

Time of the Essence

26.	Time is of the essence in this Agreement. No extension or variation of this Agreement will operate as a waiver of this provision.

Assignment

27.	This Agreement is not assignable by either Party

Entire Agreement

28.	It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

Enurement

29.	This Agreement will enure to the benefit of and be binding on the Parties and their respective heirs, executors, administrators and permitted successors and assigns.

Titles/Headings

30.	Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement.

Gender

31.	Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Governing Law

32.	It is the intention of the Parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of Hawaii, without regard to the jurisdiction in which any action or special proceeding may be instituted.

Severability

33.	In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

Waiver

34.	The waiver by either Party of a breach, default, delay or omission of any of the provisions of this Agreement by the other Party will not be construed as a waiver of any subsequent breach of the same or other provisions.

IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand and seal on this 11th day of January, 2016.

For FlikMedia, Inc.

/s/ Nikola Bicanic, CEO
Nikola Bicanic, CEO

For Mark Lee

/s/ Mark W. Lee 1/11/2016
Mark W. Lee